UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
____________
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

June 14, 2007

NEVADA GOLD & CASINOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3040 Post Oak Blvd., Suite 675 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 621-2245
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective June 14, 2007, Nevada Gold & Casinos, Inc. (the “Company”) completed the sale of its 22.8% membership interest in American Racing and Entertainment, LLC to its partners, Southern Tier Acquisition II LLC and Oneida Entertainment, LLC.

The Company will receive three payments totaling $4.3 million for its membership interest in American Racing, which owns the Tioga Downs Racetrack in Nichols, New York and the Vernon Downs Racetrack in Vernon, New York. The transaction also includes the July 12, 2007 release of a certificate of deposit of approximately $1.1 million currently pledged by Nevada Gold on behalf of American Racing.

In connection with the sale, Nevada Gold has terminated its existing Management Agreements with both Vernon Downs and Tioga Downs and has received approximately $110,000 in management fees due. In addition, Nevada Gold will no longer guarantee approximately $13 million of debt or other obligations of American Racing and Entertainment, LLC.

Item 9.01.   Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:
10.1 Purchase and Sale Agreement dated June 14, 2007
99.1 Press Release dated June 18, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: June 21, 2007	By:	/s/ James J. Kohn
James J. Kohn
Chief Financial Officer

INDEX TO EXHIBITS

Item	Exhibit
Item	Exhibit
10.1	Purchase and Sale Agreement dated June 14, 2007
99.1	Press Release dated June 18, 2007